Exhibit 99.1

ISILON SYSTEMS ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR FIRST QUARTER 2009 AND WORKFORCE REDUCTION TO IMPROVE COST STRUCTURE

SEATTLE, Wash. — April 6, 2009 — Isilon® Systems (NASDAQ: ISLN) today announced preliminary results for the quarter ended March 31, 2009. Based on preliminary estimates, total revenue is expected to be in the range of $26.5 million to $27.0 million, up approximately 10% to 12% from the same period one year ago and down approximately 15% to 17% sequentially from the fourth quarter of 2008.

The first quarter results will include a non-cash inventory write down of approximately $3.8 million or ($0.06) per share.  This action is the result of softening economic conditions in the first quarter and lower forecasted demand for existing products due to anticipated migration to a new suite of products announced by Isilon in March 2009.

 Based on preliminary revenue estimates, Isilon expects GAAP net loss per share to be in the range of ($0.16) to ($0.17) and non-GAAP net loss per share to be in the range of ($0.14) to ($0.15). Both GAAP and non-GAAP estimates include ($0.06) of loss per share associated with the non-cash inventory write down.  As of March 31, 2009, cash, cash equivalents, and marketable securities totaled $76.3 million, compared with $77.8 million as of December 31, 2008.  Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss these preliminary results.

Sujal Patel, Isilon chief executive officer, said the revenue shortfall resulted from a significant reduction in Q1 spending across a broad range of IT market sectors. “It’s clear that persistent global economic weakness and uncertainty has led to contraction in many of our customers’ IT budgets”, said Patel. “And although the fundamental strength of Isilon’s value proposition continues to resonate with customers, softening economic conditions during the quarter required that we take steps to maintain the company’s path towards profitability and to ensure that we’re in a position to pursue strategic growth initiatives. In light of these conditions, we have implemented a workforce reduction that will impact approximately 10% of our global employee base and result in cost savings of approximately $4.0 million per year.  While this was a difficult decision, I’m confident that this action will enable us to emerge from this downturn in a significantly stronger competitive position.”  The workforce reduction will create a one-time operational expense of approximately $850,000 in the second quarter of 2009.

Isilon also today announced that George Bennett has joined the company as Senior Vice President of Worldwide Field Operations and will be responsible for Isilon’s global sales and support organizations.  Bennett, a former Senior Vice President of Sales at NetApp and Quantum, replaces Steve Fitz, who held the position from April 2007 to April 2009.

Conference Call

Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon’s preliminary financial results for the first quarter of 2009.  The conference call will be webcast on the Investor Relations section of Isilon's website at www.isilon.com/company where it will be archived.  In addition, the live conference call will be accessible by telephone at 866-730-5766, passcode 56960594

A replay of the call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), April 14, 2009, at 888-286-8010. The replay passcode is 45270372.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the proven leader in scale-out NAS. Isilon's clustered storage and data management solutions drive unique business value for customers by maximizing the performance of their mission-critical applications, workflows, and processes. Isilon enables enterprises and research organizations worldwide to manage large and rapidly growing amounts of file-based data in a highly scalable, easy-to-manage, and cost-effective way. Information about Isilon can be found at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our financial information prepared in accordance with GAAP, this press release includes non-GAAP loss per share.  Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods.  The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP loss per share excludes charges related to stock-based compensation.  Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results.  Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.

Our non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, our non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures.  We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures.  We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A reconciliation of the company’s anticipated GAAP and non-GAAP earnings is provided in the following table:

	Three months ended March 31, 2009

Reconciliation of Expected Non-GAAP Net Loss per Share	Low	High
Net loss per share	$(0.17)	$(0.16)
Stock-based compensation expense	0.02	0.02
Non-GAAP net loss per share	$(0.15)	$(0.14)

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Isilon’s expected revenues, GAAP and non-GAAP net loss per share and financial position for the quarter ended March 31, 2009; a non-cash inventory write down expected to be taken for the quarter ended March 31, 2009; the anticipated migration to a new suite of products and the impact on forecasted demand for existing products; anticipated steps designed to reduce Isilon’s costs, improve efficiencies and continue to progress toward and attain profitability; the anticipated size of the Company’s reduction in workforce; the expected timing of the implementation of the Company's cost reduction activities; the estimated costs associated with such activities; the anticipated benefits that such activities will have on the Company's operating results and competitive position; the Company's expected level of operating expenses in future periods; and the Company's future market position and the impact that the present cost reduction efforts could have on the Company's ability to preserve its competitive position.  These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions.  If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in the storage of file-based data and scale-out NAS category; demand for the Company’s products and services; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to improve operational efficiency while building and expanding our direct sales, reseller and distribution channels; new product introductions and our ability to develop and deliver innovative products and provide high-quality service and support offerings; disruption from the workforce reduction and its potential impact on research and development efforts and the Company's relationships with customers and vendors; as well as U.S. and global macroeconomic and industry conditions, including expenditure trends for storage-related products.  These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 filed February 20, 2009, and other filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.

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Contacts:

Press:
Chris Blessington, Director of Marketing and Corporate Communications, Isilon Systems
+1-206-315-7500, chris.blessington@isilon.com

Investors:
+1-206-315-7500, investor-relations@isilon.com